UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 5, 2012

GREEN BALLAST, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-54568	45-1629984
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2620 Thousand Oaks Blvd., Suite 4000, Memphis, Tennessee		38118
(Address of principal executive offices)		(Zip Code)
(901) 260-4400
(Registrant's telephone number, including area code) (Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On November 5, 2012, Green Ballast, Inc. (the “Company”) entered into Purchase Agreements (collectively, the “Purchase Agreement”) with certain accredited investors (collectively, the “Investors”), pursuant to which the Company issued (i) two of its 8% Mandatorily Convertible Notes (each, a “Note” and collectively, the “Notes”) in the aggregate principal amount of $200,000, and (ii) an aggregate of 200,000 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), to the Investors, for aggregate gross proceeds of $200,000 (the “Financing Transaction”).  This $200,000, together with the $200,000 raised by the Company on October 16, 2012, makes the current total amount raised by the Company in its private offering of Notes and Common Stock equal to $400,000.

The Purchase Agreement contains representations and warranties by the Company and the Investors and covenants of the Company and the Investors (including indemnification from the Company in the event it breaches its representations and warranties), which the Company believes are customary for transactions of this type. The Company agreed to use commercially reasonable efforts to effect a recapitalization of its capital stock by first reducing the number of shares of its outstanding Common Stock by the surrender of additional shares of Common Stock by existing stockholders of the Company (the “Share Reduction”) and then effecting a reverse split of its outstanding shares of Common Stock.

The Notes mature on October 16, 2013 and bear a simple interest rate of 8% per annum, which began to accrue on the respective Notes on October 25, 2012 and October 26, 2012.  Upon a closing of a subsequent private placement of the Company’s equity or equity linked securities (the “Subsequent Offering”) and completion of the Share Reduction (each, a “Conversion Event”), the outstanding principal amount of each Note is automatically convertible into shares of Common Stock.  The number of shares of Common Stock to be issued upon conversion is equal to (a)(i) the principal amount of the Note (ii) divided by the pre-money valuation of the Company used in the Subsequent Offering, and then (iii) multiplied by the number of shares of Common Stock outstanding after the Conversion Event (the “Base Number”), plus (b) 20% of the Base Number.  On the conversion date, all accrued but unpaid interest on the Notes will be forgiven.

 The Notes contain customary covenants, including restricting certain payments to be made by the Company until all amounts due and payable under the Notes are paid in full.  The Notes also contain customary events of default upon the occurrence of which, subject to any cure period, the full principal amount of the Notes, together with any other amounts owing in respect thereof, to the date of such event of default, shall become immediately due and payable without any action on the part of the holders of the Notes. In addition, failure by the Company to consummate the Subsequent Offering on or prior to April 15, 2013 constitutes an event of default under the Notes.

If the investors in the Subsequent Offering receive warrants or other rights to subscribe for shares of the Company’s Common Stock, then the Investors are entitled to receive such warrants or other rights on a pro rata basis.  The terms of the warrants received by the Investors would be the same as the warrants received by the investors in the Subsequent Offering.

This Form 8-K does not constitute an offer to sell, or a solicitation of an offer to purchase, any of the foregoing or other securities of the Company. Any such offer may only be made by offering materials issued by the Company. The foregoing referenced securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and such securities may not be offered or sold within the United States or to or for the account or benefit of U.S. persons unless registered under the Securities Act and any applicable state securities laws or an exemption from such registration is available.

The foregoing description of the terms and conditions of the Purchase Agreement and the Notes is only a summary and is qualified in its entirety by the full text of the Purchase Agreement and the Notes, the forms of which are filed as Exhibit 10.1 and Exhibit 4.1, respectively, to this Form 8-K and are incorporated by reference herein.  The forms of Purchase Agreement and Note filed as Exhibit 10.1 and Exhibit 4.1 to this Form 8-K supersede and replace the respective forms of Purchase Agreement and Note filed as Exhibit 10.1 and Exhibit 4.1 to the Form 8-K filed by the Company on October 22, 2012.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Form 8-K regarding the issuance of Notes in the aggregate principal amount of $200,000 is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)  Exhibits

See Exhibit Index immediately following the signature page.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN BALLAST, INC.

Date: November 8, 2012	By: /s/ Mary F. Sharp
Name: Mary F. Sharp
Title: Secretary

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EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Note issued by the Company to the Investors
10.1	Form of Purchase Agreement by and between the Company and the Investors

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